PURCHASE AND SALE AGREEMENT
                 AND JOINT ESCROW INSTRUCTIONS

    THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW
INSTRUCTIONS (this "Agreement") is entered into as of July 30, 1997 by and between PROPERTY ASSET MANAGEMENT, INC., a Delaware corporation ("Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a
Maryland limited partnership ("Buyer").

                           RECITALS:

    A. Seller is the owner of certain improved real property located in Westlake Village, California known as Westlake
Renaissance Court.

    B. Buyer desires to purchase that property, and Seller desires to sell that property, on the terms and conditions contained in this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, Buyer and Seller agree as follows:

1.  PURCHASE AND SALE

    1.1 Agreement to Buy and Sell. Subject to all of the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Buyer and Buyer hereby agrees to acquire and purchase from Seller the following (collectively, the "Property"):

         1.1.1 That certain parcel of real property described on Exhibit "A" attached hereto, together with all of Seller's right, title and interest in and to all easements, privileges and other rights, including but not limited to development rights, air rights and water rights, appurtenant thereto (collectively, the "Land");

         1.1.2 All improvements, structures and fixtures located on or under the Land (collectively, the "Improvements") (the Land and Improvements are herein collectively called the "Project");

         1.1.3 All of Seller's right, title and interest in and to all tangible personal property, if any, located on or affixed to the Project and used in connection with the ownership, operation or maintenance of the Project, and all intangible property (including, but not limited to, trade names, logos, easements, licenses, permits, air rights, certificates of occupancy, warranties, rights of way, signs, trademarks, telephone listings and numbers, sewer agreements, water line agreements, utility agreements, water rights and oil, gas and mineral rights), if any, owned or held by Seller that pertains to the ownership, operation or maintenance of the Project (collectively, the "Personal Property");

         1.1.4 All leases or other agreements demising space in or providing for the use or occupancy of any portion of the Project (collectively, the "Leases") as more particularly described in Schedule 1.1.4 attached hereto and made a part hereof; and

         1.1.5 Any and all service contracts, maintenance agreements, management contracts, bonds and all other contracts and agreements relating to the Property which continue in full force and effect beyond the "Closing" (as defined below) as more particularly described in Schedule 1.1.5 attached hereto, together with all supplements, amendments and modifications thereto (collectively, the "Contracts"), to the extent the Contracts are assignable.

    1.2 Purchase Price. The purchase price to be paid by Buyer to Seller for the Property shall be the sum of Seven Million One
Hundred Thousand Dollars ($7,100,000.00) (the "Purchase Price").

    1.3 Payment of Purchase Price. The Purchase Price shall be payable as follows:

         1.3.1 Within two (2) days after the "Effective Date" (as defined below), Buyer shall deposit into "Escrow" (as defined below), into an interest bearing account, Three Hundred Thousand Dollars ($300,000) (such amount, together with any interest earned thereon, is herein called the "Deposit") by certified check or wire transfer of federal funds or in another immediately available form. The Deposit shall be at all times invested by Escrow Holder (as defined below) in the following investments:
(i) U.S. Treasury obligations, (ii) U.S. Treasury backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Seller, (iii) CDs or Money Market Accounts of institutions whose deposits are insured by the FDIC, or (iv) such other manner reasonably acceptable to Seller and Buyer. The Deposit shall be nonrefundable to Buyer unless
(i) Buyer shall timely terminate this Agreement pursuant to Sections 3.1.4, 3.2, 4.5 or 4.6, or (ii) Seller shall be in material breach of Seller's obligations under this Agreement, or
(iii) or the Closing shall fail to occur through no fault of Buyer. The Deposit shall be applied to the Purchase Price at Closing.

         1.3.2 At least one (1) business day prior to the "Closing Date" (as defined below), Buyer shall deposit into Escrow the balance of the Purchase Price, subject to adjustment by reason of any applicable prorations and the allocation of closing costs described below. The deposit required by this
Section 1.3.2 shall be made by wire transfer of federal funds or in another immediately available form.

2.  OPENING OF ESCROW

    2.1 Escrow; Escrow Holder. Within three (3) days after Seller and Buyer shall have executed this Agreement, Seller shall open an escrow (the "Escrow") with First American Title Insurance Company, at 345 California Street, 24th Floor, San Francisco, California 94104, Attn: Gyda Kelly ("Escrow Holder") by delivering to Escrow Holder a fully executed copy of this Agreement. Escrow Holder shall immediately, upon receipt, duly execute this Agreement. The date of the opening of Escrow is herein called the "Effective Date" and Escrow Holder shall promptly advise Seller and Buyer of the Effective Date.

    2.2 Escrow Instructions. The terms and conditions set forth in this Agreement shall constitute both an agreement between Seller and Buyer and escrow instructions for Escrow Holder. Seller and Buyer shall promptly execute and deliver to Escrow Holder any separate or additional escrow instructions requested by Escrow Holder which are consistent with the terms of this Agreement. Any separate or additional instructions shall not modify or amend the provisions of this Agreement unless otherwise expressly set forth by mutual written consent of Buyer and Seller. As used in this Agreement, "Closing" shall mean the recordation of the "Deed" (as defined below) in the Official Records of Los Angeles County, California.

    2.3 Closing Date. Escrow shall close on or before the date that is forty-five (45) days after the Effective Date (the
"Closing Date").

3.  ACTIONS PENDING CLOSING

    3.1  Buyer's Review of Title.

         3.1.1 Seller has heretofore delivered to Buyer, accompanied by copies of all documents referred to therein, a current preliminary title report or commitment for title insurance issued by First American Title Insurance Company (the "Title Company") showing the condition of title to the Property (the "Preliminary Title Report"). If Buyer shall desire an ALTA Survey of the Project ("Survey"), Buyer shall cause the same to be made at Buyer's sole cost before the "Title Date" (as defined below).

         3.1.2 Buyer shall have until twenty-five (25) days after the Effective Date (such date being herein called the "Title Date") within which to deliver to Seller written notice of Buyer's disapproval of title as shown on the Preliminary Title Report and Survey (those disapproved title matters as so identified by Buyer are hereafter called the "Disapproved Exceptions"). Buyer's failure to provide such notice on or before the Title Date shall constitute Buyer's approval of the condition of title as shown on the Preliminary Title Report and Survey.

         3.1.3 If Buyer timely notifies Seller of its Disapproved Exceptions on or before the Title Date, Seller shall notify Buyer in writing within five (5) days after receipt of Buyer?s notice that: (a) Seller will remove such Disapproved Exceptions from title as of or before Closing; or (b) Seller will not remove any or certain specified Disapproved Exceptions from title. Seller's failure to address any Disapproved Exceptions in any notice, or failure to give a notice as to any Disapproved Exceptions, shall constitute Seller's statement that it will not remove such Disapproved Exceptions from title.

         3.1.4 If Seller does not provide Buyer with written notice that it shall remove all Disapproved Exceptions from title, Buyer shall have the right to terminate this Agreement by delivery of written notice of termination in accordance with
Section 3.3 on or before the date that is thirty (30) days after the Effective Date (the "Decision Date"), as Buyer's sole and exclusive remedy. Buyer's failure to provide such notice of termination on or before the Decision Date shall constitute Buyer's waiver of its disapproval of the Disapproved Exceptions. In the case of Buyer's waiver (or deemed waiver) of Disapproved Exceptions, Seller shall have no obligation to remove or otherwise address such Disapproved Exceptions from title, and such waived Disapproved Exceptions shall be deemed approved. If Buyer elects to terminate this Agreement pursuant to this
Section 3.1.4, the provisions of Section 3.3 shall apply. Except for the Disapproved Exceptions Seller removes or covenants to remove, the exceptions to title shown by the Preliminary Title Report and any encumbrance arising from the acts of Buyer are called the "Permitted Exceptions" in this Agreement.

         3.1.5 Notwithstanding any of the foregoing, Seller shall at Closing (but shall not be obligated prior thereto) remove of record all tax and mechanic's liens (except only for the liens of taxes to be prorated under Section 5.2.2 below) at its sole cost and expense. Notwithstanding any of the foregoing, Buyer's approval of the Preliminary Title Report shall be without prejudice to Buyer's right to disapprove any additional exceptions to title disclosed by any supplementary reports issued by the Title Company; provided, however, Buyer's approval shall not be unreasonably withheld. If any such additional exceptions to title are disclosed, then unless Buyer gives written notice that it disapproves such additional exceptions to title on or before the sooner to occur of the Closing Date or five (5) business days after receipt of written notice of such additional exceptions (together with copies of the underlying documents evidencing same), Buyer shall be deemed to have approved said additional exceptions. If, for any reason, on or before the Closing Date, Seller does not cause such additional exceptions which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) to be removed at no cost to Buyer (Seller having the right but not the obligation to do so), then, at Buyer's option exercised by giving written notice thereof on or before the Closing Date, this Agreement shall terminate.

    3.2 Buyer's Review of the Property; Agreements. On or before the Decision Date, Buyer shall have prepared, obtained, reviewed (or shall have chosen not to have prepared, obtained or reviewed) and approved, among other things, all reports of investigations of the Property, including, such soil, environmental, geological and engineering tests and reports, financial information about the Project, and other inspections of the Property as Buyer shall deem necessary in order to determine whether the Property is suitable for Buyer's intended use, as well as investigated (or chosen not to have investigated) all zoning requirements, federal, state and local laws, ordinances, rules, regulations, permits, licenses, approvals and orders applicable to the Property. Pursuant to and subject to the requirements of Section 3.5 of this Agreement, Buyer may enter onto the Property for the purpose of conducting its inspection (the "Inspection") of the Property; provided, however, without first obtaining Seller's prior written consent, Buyer shall only conduct a visual inspection, with no right to conduct any physical testing, boring, sampling or removal (collectively, "Physical Testing") of any portion of the Property. Seller shall reasonably cooperate to assist Buyer in completing the Inspection. If Buyer wishes to conduct any Physical Testing of the Property, Buyer shall submit a work plan to Seller prior to the Decision Date for Seller's prior written approval, which work plan Seller may modify, limit or disapprove in its sole and absolute discretion. If, on the basis of the review and the Inspection described in this Section 3.2, or if for any other reason or for no reason, Buyer determines in its sole and absolute discretion that the Property is not suitable for Buyer's intended use, then on or before the Decision Date, Buyer may terminate this Agreement in accordance with Section 3.3 below. Buyer's failure to provide such notice on or before the Decision Date shall constitute Buyer's approval of the aforementioned items and of the condition of the Property.

    As soon as practicable after the date hereof, but in no event later than five (5) business days after the Effective Date, except as otherwise set forth, Seller shall deliver to Buyer, or shall cause to be delivered or made available to Buyer at the Project, to the extent they are in Seller's possession (or the possession of Seller's property manager), the following:

         (i) Complete copies of all of the Tenant Leases and all amendments thereto, a schedule of which is attached hereto as
Schedule 1.1.4;

         (ii) Evidence that the Project complies with the Subdivision Map Act of California, the Project has all of the necessary valid Certificates of Occupancy and otherwise complies with all construction and operational laws, codes, ordinances, regulations and conditional use permits;

         (iii) The loss history of the Project pertaining to any property damage or personal injury suffered for which an insurance claim of more than Fifty Thousand Dollars ($50,000) was submitted by Seller at any time after January 1, 1995;

         (iv) A set of all "as built" plans, specifications and structural drawings (including, but not limited to, mechanical, electrical, air conditioning, landscaping and sprinkler drawings), third-party soil, geological, seismic, environmental and hazardous materials and asbestos studies or reports, relating to the Improvements or the subsurface conditions, grading plans, water table or other matters bearing upon condition of the Project;

         (v) All electricity, utility and property tax bills for the period beginning January 1, 1995 and current year to date;

         (vi) Statements of income and expense for the Project for the calendar years 1995, 1996 and current year to date;

         (vii) All warranties and operating manuals that Seller may have from vendors, contractors or servicing agents with respect to the physical condition of the Improvements, the Project or any portion thereof or the equipment located therein;

         (viii)    Complete copies of all Contracts; and

         (ix) A list of all personal property, if any (including supplies) owned or leased by Seller and used in connection with the operation, maintenance and repair of the Project.

Seller's obligation with respect to the foregoing items is only to make deliver such items to Buyer or to make such items available to Buyer to the extent such items are in the possession of Seller or its property manager, and Seller shall have no obligation to obtain any of the foregoing items from third parties (other than Seller's property manager) or to prepare or generate such items.

    3.3 Buyer's Termination. If Buyer elects to terminate this Agreement in accordance with Sections 3.1.4, 3.1.5, 3.2, 4.5 or 4.6, then, on or before the Decision Date with respect to a termination pursuant to Sections 3.1.4 or 3.2., or on or before any applicable later date in connection with a termination pursuant to Sections 3.1.5, 4.5 or 4.6, Buyer shall give Seller and Escrow Holder written notice that Buyer elects to terminate this Agreement. Buyer's failure to timely provide such termination notice pursuant to said Sections shall constitute Buyer's waiver of Buyer's right to terminate this Agreement pursuant to said Sections. In the event Buyer timely elects to terminate this Agreement pursuant to this Section 3.3, Escrow Holder (or Seller, if the Deposit has previously been delivered to Seller) shall deliver the Deposit to Buyer and shall return to the depositor thereof any other materials previously placed in Escrow and remaining in Escrow; Buyer shall deliver to Seller all information, materials and data that Buyer and/or Buyer's Agents discover, obtain or generate in connection with or resulting from Buyer's investigation of the Property (including, without limitation, pursuant to Section 3.5); and neither party shall thereafter have any further rights or obligations under this Agreement unless expressly provided otherwise herein.

    3.4 No Processing. Without Seller's prior written consent, until the Closing, Buyer shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof.

    3.5  Access to Property.

         3.5.1 Subject to the rights of existing tenants of the Property ("Tenants"), whom Buyer hereby agrees not to interview or question without having provided Seller and Seller's Broker (as defined below) with at least 24 hours prior written notice of its intention to do so and an opportunity for Seller's representative to accompany Buyer or its representative during such interview, Seller hereby grants to Buyer a nonexclusive license to enter onto the Property solely for the purpose of conducting Buyer's Inspection which shall also include the examination of all operating books and records that relate to the Project (including all specifications and as-built drawings, building permits, certificates of occupancy, soil reports, engineering reports and similar information relating to the Project or its management, operation, maintenance or use, all to the extent they are in Seller's possession). Any Inspection work shall be at the sole cost and expense of Buyer. If Buyer or its agents, employees, representatives or contractors (collectively, "Buyer's Agents") conduct any activities on the Property that are excluded from the definition of "Inspection" in Section 3.2, that shall be a material breach of this Agreement and Seller may terminate this Agreement by written notice thereof to Buyer. The license created under this Section 3.5.1 shall expire on termination of this Agreement. At least forty-eight (48) hours prior to any entry and Inspection, Buyer shall provide Seller with sufficient evidence to show that Buyer and Buyer's Agents, who are to enter upon the Property, are adequately covered by policies of insurance issued by a carrier reasonably acceptable to Seller insuring Buyer and Seller against any and all liability arising out of Buyer's or Buyer's Agents' entry upon and Inspection of the Property, including without limitation any loss or damage to the Property, with coverage in the amount of not less than $1,000,000 per occurrence.

         3.5.2 Buyer agrees to keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Buyer or Buyer's Agents with respect to any Inspection or Physical Testing of the Property. If any such lien shall at any time be filed, Buyer shall cause the same to be discharged of record within twenty
(20) days thereafter by satisfying the same or, if Buyer in its discretion and in good faith determines that such lien should be contested, by recording a bond. Failure by Buyer to discharge such lien shall be a material breach of this Agreement and Seller may terminate this Agreement by written notice thereof to Buyer.

         3.5.3 Buyer shall, at its sole cost and expense, comply with all applicable federal, state and local laws, statutes, rules, regulations, ordinances, or policies in conducting the Inspection and the Physical Testing.

         3.5.4 Buyer hereby agrees to hold harmless, protect, defend and indemnify, and hereby releases, Seller and its trustees, officers, directors, employees, contractors, agents, subsidiaries and affiliates, and its and their respective successors and assigns (collectively, the "Indemnitees") and the Property from and against any and all claims, demands, causes of action, losses, liabilities, liens, encumbrances, costs or expenses (including without limitation reasonable attorneys' fees and litigation costs) arising out of, connected with or incidental to: (a) any injuries to persons (including death) or property (real or personal), or (b) any mechanics', workers' or other liens on the Property, by reason of or relating to the work or activities conducted on the Property by Buyer or Buyer's Agents. The provisions of this Section 3.5.4 shall survive any termination of this Agreement and shall not be limited in any way by any other terms of this Agreement, including, but not limited to, Section 5.6 of this Agreement.

         3.5.5 Except as otherwise permitted under Section 3.5, in no event shall Buyer or Buyer's Agents have the right to place any materials or equipment on the Property (including, without limitation, signs or other advertising material) until after the Closing has occurred.

         3.5.6 Buyer shall, at its sole cost and expense, clean up and repair the Property, in whatever manner necessary, after Buyer's or Buyer's Agents' entry thereon so that the Property shall be returned to the same condition that existed prior to Buyer's or Buyer's Agents' entry thereon.

         3.5.7 Seller shall promptly be provided with a copy of any and all information, materials and data that Buyer and/or
Buyer's Agents discover, obtain or generate in connection with or resulting from its Inspection and work under Section 3.5 hereunder.

4.  ADDITIONAL AGREEMENTS OF THE PARTIES

    4.1 Seller's Representations and Warranties. (a) Seller hereby represents, warrants and covenants to and agrees with Buyer that Seller has the power and authority to own the Property and to consummate the transactions contemplated by this Agreement, and that this Agreement and all instruments, documents and agreements to be executed by Seller in connection herewith are, or when delivered shall be, duly authorized, executed and delivered by Seller and are, or when delivered shall be, valid, binding and enforceable obligations of Seller.

              (b)  Seller hereby makes the following
representations, warranties and covenants, each of which is deemed to be material and each of which is stated by Seller to be true and correct on the date hereof and, to Seller?s knowledge, shall be true and correct on the Closing Date and each of which shall survive the Closing (subject to Section 4.1.1 below):

              To Seller's knowledge, there are no:

                   (1)  existing latent defects or seismic
conditions concerning the Project or materially incorrect income or expense figures in any financial statements or materials prepared by or for Seller and delivered to Buyer regarding the Property;

                   (2)  claims, litigation or administrative
actions or arbitration proceedings pending before any court, agent or official, nor have any such claims or actions been threatened in writing, relating to Seller (except such matters that do not affect the Property or Seller's ability to perform its obligations hereunder) or the Property or with respect to the validity of any statutes, ordinances, regulations or restrictions, or any permits or approvals thereunder, relating to the construction of any Improvements on the Property or the operation thereof;

                   (3)  written notices of violations of City,
County, State, Federal, building, zoning, fire or health codes, regulations or ordinances, filed or issued against the Property;

                   (4) "Hazardous Materials" (as defined below) in existence on or below the surface of the Project or in any building located upon the Land, including, without limitation, contamination of soil, subsoil or ground water, which constitutes a violation of any applicable law, rule or regulation of any government entity having jurisdiction thereof except for office and medical supplies in customary quantities;

                   (5)  the Property has never been used as a
waste storage, disposal site or a gasoline storage or service station. Without limiting the other provisions of this Agreement, Seller shall reasonably cooperate with Buyer's investigation of matters relating to the foregoing provisions of this paragraph and provide access to and copies of any data and/or documents dealing with potentially Hazardous Materials used at the Property and any disposal practices followed in connection with the same. Seller agrees that Buyer may make inquires of governmental agencies regarding such matters, without liability for the outcome of such discussions; and

                   (6)  the Tenant Leases and Contracts and any
other agreements, matters and things to be submitted to Buyer by Seller for approval pursuant to this Agreement shall be true, correct and complete copies thereof as of the date of submission thereof, and as thereafter supplemented by supplements or additions that have been delivered to Buyer. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation or liability to Buyer with respect to any of the foregoing lease or Contract matters which shall be confirmed as incorrect in any tenant estoppel certificate delivered to Buyer as provided in this Agreement.

    4.1.1 Seller's Knowledge. As used herein, Seller's "knowledge" means the actual (not constructive and without attribution) conscious knowledge, without undertaking, and without any duty to undertake, any investigation or inquiry, of Jennifer O'Brien, which individual is the employee of Seller's asset manager who has asset management responsibility for the Property and the most knowledge with respect to the Property . Without limiting the foregoing, Buyer acknowledges that the items and information delivered, or to be delivered or made available, to Buyer hereunder have not been reviewed by Jennifer O'Brien. It is the express intention of Buyer and Seller that Buyer shall be entitled to recover any damages or have any other remedies against Seller by reason of a breach of Seller's representations and/or warranties set forth in subparagraphs 4.1 (b) above if and only if Buyer shall allege and prove that Jennifer O'Brien had actual conscious knowledge of the falsity of such representations and/or warranties when made. It is also expressly agreed and understood that in no event shall Buyer be entitled to bring any action(s) for damages or otherwise against Jennifer O'Brien. Any action against Seller based upon an alleged breach of Seller's representations and warranties set forth herein must be filed within three hundred sixty five (365) days after the Closing Date, and failure to timely file any such action shall be deemed Buyer's waiver and release of any such action.

    4.2 Buyer's Representations and Warranties. Buyer hereby represents, warrants and covenants to and agrees with Seller as follows:

         4.2.1 Buyer's Investigation. (a) Buyer acknowledges that Seller, or Seller's predecessor, acquired the Property through foreclosure or deed in lieu of foreclosure and, except as explicitly set forth herein, there are no representations or warranties of any kind whatsoever, express or implied, made by Seller in connection with this Agreement, the purchase of the Property by Buyer, the Leases or Contracts, the physical condition of the Property or whether the Property complies with applicable laws or is appropriate for Buyer's intended use;
(b) On or prior to the Decision Date, Buyer will have (or will have chosen not to have) fully investigated the Property (including the Leases and Contracts) and all matters pertaining thereto; (c) Except as set forth expressly in this Agreement (including the Schedules attached hereto) Buyer is not relying on any statement or representation of Seller, its agents or its representatives nor on any information supplied by Seller, its agents or its representatives; (d) Buyer, in entering into this Agreement and in completing its purchase of the Property, is relying entirely on its own investigation of the Property based on its extensive experience in and knowledge of real property in the areas where the Property is located; (e) On or prior to the Decision Date Buyer will be aware (or will have chosen not to be aware) of all zoning regulations, other governmental requirements, legal, site and physical conditions, and other matters affecting the use and condition of the Property; (f) Buyer's decision, on or prior to the Decision Date, of whether to purchase the Property on the terms and conditions hereof shall be made solely and exclusively in reliance on Buyer's own review, inspection and investigation of the Property (including the Leases and Contracts) and of materials, documents, information and studies relating to the Property (including, without limitation, Buyer's Inspection or Physical Testing) and the representations and warranties of Seller set forth in Section 4.1 above; and (g) Buyer shall purchase the Property in its "as is" condition as of the date of Closing.

         4.2.2 Authority. Buyer has the power and authority to own the Property and to consummate the transactions contemplated by this Agreement. This Agreement and all instruments, documents and agreements to be executed by Buyer in connection herewith are or when delivered shall be duly authorized, executed and delivered by Buyer and are valid, binding and enforceable obligations of Buyer. Each individual executing this Agreement on behalf of Buyer represents and warrants to Seller that he or she is duly authorized to do so.

         4.2.3 Consents. Buyer is not required to obtain any consents or approvals to consummate the transactions contemplated in this Agreement.

    4.3 Reaffirmation. The representations and warranties of Buyer set forth in Section 4.2 are true and correct as of the date of this Agreement and shall be true and correct as of the Closing. The representations and warranties of Seller set forth in Section 4.1(a) are true and correct as of the date of the Agreement and shall be true and correct as of the Closing. The representations and warranties of Seller set forth in Section 4.1(b) are true and correct as of the date of this Agreement.
The Closing shall constitute Buyer's reaffirmation of those representations and warranties as of the Closing and Buyer shall execute and deliver at Closing a document (a "Buyer's Reaffirmation Certificate") reaffirming Buyer's representations and warranties. Seller shall be entitled to rely upon Buyer's representations and warranties, notwithstanding any inspection or investigation of the Property which was made or could have been made by Buyer. The Closing shall constitute Seller's reaffirmation of the representations of Seller set forth in
Section 4.1(a) as of the Closing and Seller shall execute and deliver at Closing a document ("Seller's Reaffirmation Certificate") reaffirming Seller's representations and warranties set forth in Section 4.1(a). In addition, Seller's Reaffirmation Certificate shall reaffirm Seller's representations and warranties set forth in Section 4.1(b), or, to the extent facts or Seller's knowledge have changed since the date of execution of this Agreement that render any of such representations and warranties no longer accurate, Seller's Reaffirmation Certificate shall identify such changed facts or knowledge.

    4.4 Hazardous Material Waiver. To the extent permitted by applicable law, Buyer, on behalf of itself, its successors and assigns, hereby releases Indemnitees (but does not indemnify Indemnitees) from and against any and all liabilities, claims, demands, suits, judgments, causes of action (including, but not limited to, causes of action arising under the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. ss 9601 et. seq.), losses, costs, damages, injuries, penalties, enforcement actions, fines, taxes, remedial actions, removal and disposal costs, investigation and remediation costs and expenses (including, without limit, attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs), sums paid in settlement of claims, whether direct or indirect, known or unknown, arising out of, related in any way to, or resulting from or in connection with, in whole or in part, the presence or suspected presence of Hazardous Materials (defined below) in, on, under, or about the Property. In that connection, Buyer, on behalf of itself, its successors, assigns and successors-in-interest and such other persons and entities, waives the benefit of California Civil Code Section 1542, which provides as follows:

              "A general release does not extend to
              claims which the creditor does not know
              or suspect to exist in his favor at the
              time of executing the release, which if
              known by him must have materially
              affected his settlement with the debtor."

"Hazardous Material(s)" means any chemical, substance, material, controlled substance, object, condition, waste living organisms or combination thereof which is or may be hazardous to human health or safety or to the environment due to his radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum hydrocarbons and petroleum products, lead, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or local law based upon, directly or indirectly, such properties or effects.

    4.5 Condemnation. If, prior to Closing, any portion of the Property shall be condemned or become the subject of any pending or threatened condemnation action, Seller shall promptly notify Buyer thereof. This Agreement shall remain in full force and effect, regardless of such condemnation or threatened or pending action, and if any condemnation award is received by Seller prior to Closing, the amount of such award shall be applied as a credit against the Purchase Price. Any condemnation awards received by Seller on or after Closing shall be promptly delivered by Seller to Buyer. Notwithstanding the foregoing, in the event such condemnation involves more than twenty percent (20%) of the Land or the Improvements, or otherwise materially and adversely affects the Property in the reasonable opinion of Buyer, Buyer shall be entitled to terminate this Agreement by written notice thereof to Seller given within five (5) business days after Buyer shall have been notified of such condemnation, whereupon the Deposit shall be returned to Buyer. Buyer's failure to timely deliver such notice to Seller within such five (5) business day period shall constitute Buyer's election to proceed to Closing.

    4.6 Damage or Destruction. In the event of any damage to or destruction of the Property prior to the Closing, Seller shall promptly notify Buyer thereof and the Closing shall nevertheless occur as otherwise provided for in this Agreement, except Seller shall assign to Buyer upon the Closing all insurance proceeds paid or payable to Seller in connection with such occurrences and shall pay Buyer the amount of any deductible under the applicable insurance policy. Seller shall have no obligation to repair such damage or destruction. Notwithstanding the foregoing, if such damage or destruction to the Property has resulted in the cost of repair of damage to the Property equal to or in excess of $100,000, then Seller shall promptly so notify Buyer and within five (5) business days after receipt of such notice, Buyer shall deliver written notice to Seller and Escrow Holder, electing either: (a) to proceed with this transaction and Closing in accordance with this Agreement notwithstanding such damage or destruction; or (b) to terminate this Agreement in accordance with the terms of Section 3.3. Buyer's failure to deliver either of such notices to Seller and Escrow Holder within such five (5) business day period shall constitute Buyer's election to proceed to Closing under clause (a).

    4.7 Indemnity. (a) Buyer shall hold harmless, indemnify, protect and defend Indemnitees from and against any and all liabilities, claims, demands, suits, judgments, causes of action, losses, costs, damages, injuries, penalties, enforcement actions, fines, taxes, liens or encumbrances, expenses (including, without limit, attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs), and sums paid in settlement of claims (collectively, "Costs"), whether direct or indirect, known or unknown, arising out of, related in any way to, or resulting from or in connection with (a) the Property based upon events or facts occurring after the Closing (other than matters arising from any act, conduct or omission of Indemnitees), or in any way proximately related to or proximately arising from any act, conduct, omission, contract or commitment of Buyer and/or Buyer's Agents; and (b) any inaccuracy in or breach of any representation or warranty of Buyer or resulting from any breach or default by Buyer under this Agreement. In the event Seller receives notice of a claim or demand against which it is entitled to indemnification pursuant to this paragraph, Seller shall promptly give written notice thereof to Buyer. Buyer shall immediately thereupon take such measures as may be reasonably required to properly and effectively defend such claim with counsel approved in writing in advance by Seller. If Buyer fails to properly and effectively defend such claim, then Seller may defend such claim with counsel of its own choosing at Buyer's cost and expense.
The provisions of this paragraph shall survive the Closing Date.

    (b) Seller shall hold harmless, indemnify, protect and defend Buyer from and against any and all Costs, whether direct or indirect, known or unknown, arising out of, related in any way to, or resulting from or in connection with the Property occurring (i) during Seller's period of ownership of the Property (other than any matter arising from any act, conduct or omission of Buyer's Agents) as a result of any injury relating to the Property that shall have occurred to persons or the property of third parties (except, with respect to Hazardous Materials, this indemnity shall relate only to Hazardous Materials actually released by Seller onto the Property and shall not relate to any other injury caused by Hazardous Material(s)) during Seller's period of ownership of the Property; or (ii) subject to Section 4.1.1, resulting from any inaccuracy in or breach of any representation or warranty of Seller or resulting from any breach or default by Seller under this Agreement. In the event Buyer receives notice of a claim or demand against which it is entitled to indemnification pursuant to this paragraph, Buyer shall promptly give written notice thereof to Seller. Seller shall immediately thereupon take such measures as may be reasonably required to properly and effectively defend such claim. Subject to Section 4.1.1, the provisions of this paragraph shall survive the Closing Date.

    4.8 Lease Amendments . From and after the date of execution of this Agreement and until the Closing Date, Seller shall not enter into any new leases or amend or extend, terminate or accept the surrender of any existing tenancies or approve any subleases without the prior written consent of Buyer (which consent shall not be unreasonably delayed or withheld). In requesting such consent, Seller shall inform Buyer in writing of the amount, if any, proposed to be required to pay for, or any allowance proposed to be given for, tenant improvement work and any leasing commissions and fees (collectively, a "Lease Expense"), in connection with such lease and any rent concessions. Also included in the request for consent, shall be Seller's proposed draft of the lease or amendment agreement. The failure of Buyer to respond within five (5) business days after written request for any such approval shall be deemed to constitute approval. In the event Buyer approves any such lease or lease modification, Buyer shall, at Closing, reimburse Seller in the amount of any Lease Expense associated with such approved lease or lease modification previously expended by Seller, and shall assume Seller's obligations with respect to any Lease Expense not yet
paid by Seller.   Seller shall not collect in advance any rent or
other sum due under any of the Tenant Leases, except for collection of current rents no more than one month in advance. Subject to damage or destruction, or other matters outside of Seller's control, Seller agrees to continue to manage the Property until Closing in the same manner it is currently managing the Property.

    4.9 Estoppel Certificates. Seller agrees to promptly exert good faith efforts to obtain Tenant Estoppel Certificates ("Tenant Estoppel Certificates") in accordance with the respective leases, from all tenants of the Property. Seller shall not be in default hereunder if Seller is unable to obtain any or all such Estoppel Certificates nor, except for termination on or before the Decision Date as provided in Section 3.2 hereof, shall Buyer have the right to terminate this Agreement by reason of the lack of delivery of, or the contents of, any Estoppel
Certificates.   Each Estoppel Certificate shall be substantially
in the form of Exhibit ?B? attached hereto.

    4.8 Audit Report. At Buyer's request at any time from and after the date hereof until the date that is one (1) year after the Closing Date, Seller shall, at Buyer's expense, provide to Purchaser's designated independent auditor reasonable access to the books and records of the Property, regarding the period for which Buyer is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange Commission, but only to the extent that such books, records and related information are in Seller's possession or control and relate to the period during which Seller held title to the Property. Further, Seller agrees to provide such auditor a representation letter regarding the books and records of the Property, in substantially the form of Exhibit "F" attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards (but shall not thereby be deemed to have made any representation or warranty to Buyer or to any other third party).

5.  CLOSING

    5.1  Deposits Into Escrow.

         5.1.1 At least one (1) business day prior to the Closing Date, Seller shall deposit into Escrow:

              (a)  A grant deed in the form of Exhibit "C"
attached hereto, conveying the Property to Buyer (the "Deed"), subject to the Permitted Exceptions;

              (b) An affidavit or qualifying statement which satisfies the requirements of Section 1445 of the Internal
Revenue Code of 1986, as amended, and the regulations thereunder
(the "Non-Foreign Affidavit");

              (c) A "Withholding Exemption Certificate, Form 590", pursuant to the Revenue and Taxation Code Sections 18805 and 26131 stating either the amount of withholding required from Seller's proceeds or that Seller is exempt from such withholding requirement (the "Certificate");

              (d) An original bill of sale and assignment (the "Bill of Sale"), duly executed by Seller, assigning and conveying to Buyer all of Seller's right, title and interest in and to the Personal Property. The Bill of Sale shall be in the form of Exhibit "D" attached hereto;

              (e) An original assignment and assumption agreement (the "Assignment and Assumption Agreement") duly executed by Seller assigning all of Seller's right, title and interest in and to the Leases and the Contracts. The Assignment and Assumption Agreement shall be in the form of Exhibit "E" attached hereto;

              (f) An original counterpart of each of the Leases, Contracts and keys to the Property that are in Seller's possession and/or under its control;
              (g) Notices for each of the tenants and occupants of the Property of the transfer of the Property to Buyer in the form of Exhibit "F" attached hereto ("Notices");

              (h) To the extent they are in Seller's possession, a complete set of all plans, specifications and as-built drawings, and all building permits, certificates of occupancy, third-party soil reports, and environmental reports and studies relating to the Project (to the extent not previously delivered to Buyer);

              (i) All warranties and operating manuals that are in Seller's possession or control with request to the Property or any portion thereof (to the extent not previously delivered to Buyer); and

              (j) Seller's Reaffirmation Certificate.

Notwithstanding the foregoing, Seller may choose to deliver those items referenced in Sections 5.1.1 (f), (h) and (i) above directly to Buyer outside of Escrow on or before the Closing
Date.

         5.1.2 At least one (1) business day prior to the Closing Date, Buyer shall deposit into Escrow:

              (a)  Funds in accordance with the provisions of
Section 1.3.2;

              (b)  Buyer's Reaffirmation Certificate; and

              (c) An original counterpart of the Assignment and Assumption Agreement duly executed by Buyer.

         5.1.3 Seller and Buyer shall each deposit such other instruments and funds as are reasonably required by Escrow Holder or otherwise required to close Escrow and consummate the sale of the Property in accordance with the terms of this Agreement, including but not limited to documents required under
Section 5.4.1.

    5.2  Prorations.

         5.2.1 Rentals (including fixed monthly rentals and other periodic rentals, additional rentals, operating cost pass-throughs and other sums and charges payable by the tenants), prepaid rentals and prepaid payments (collectively, "Rent") shall, subject to the further provisions hereof, be prorated on the basis that Buyer shall receive a credit for all Rent which Seller has actually received before the Closing which is allocable to the period after the Closing and for all security deposits paid to the landlord under the Leases as referenced in the Leases, less only the amount thereof, if any, Seller shall have applied pursuant to one or more Leases (in which event Seller shall provide Buyer with a written explanation of the application of same). Seller shall not receive a credit for any Rent Seller has not received as of the Closing which is allocable to the period prior to the Closing. If Buyer shall collect any such Rent after the Closing (Buyer shall exert good faith efforts to collect such Rent), Buyer shall promptly pay the same to Seller.

         5.2.2 Real estate taxes shall be prorated as of the Closing on the basis of the most recent assessed valuation of and rates and multiplier applicable to the Property.

         5.2.3 Utilities shall be read at the Closing Date and Seller shall be responsible for payment of such utilities. Buyer shall establish new utility accounts and shall be responsible for all utilities from and after the Closing.

         5.2.4 Common area and maintenance charges, property taxes, insurance and other operating cost pass-throughs payable by tenants of the Project which accrue as of the Closing Date, but which are not then due and payable (collectively, the "Operating Expenses"), shall not be prorated, except as herein provided. Buyer shall receive and retain any Operating Expenses paid by tenants of the Project on or after the Closing Date and Seller shall receive and retain any Operating Expenses paid by tenants of the Project prior to the Closing Date; provided, however, that any monthly or periodic deposits or payments of estimated Operating Expenses with respect to the month in which the Closing occurs received by Seller prior to the Closing Date or by Buyer on or after the Closing Date shall be prorated as of
the Closing Date.   Buyer and Seller shall cooperate within
thirty (30) days after Closing to reconcile actual Operating Expenses collected by Seller from Project tenants prior to Closing with actual Operating Expenses paid by Seller with respect to such period, so that if there are any rebates owing to Project tenants for the period of Seller's ownership, Seller shall be charged therefor, and if the Project tenants owe the landlord any additional amounts for Operating Expenses with respect to the period of Seller's ownership, and actually pay such amounts to Buyer (Buyer agrees to exert good faith efforts to collect the same), Seller shall be entitled to receive such amounts from Buyer. Any prorations under this Agreement shall be based upon the actual number of days in the applicable period.

    5.3  Payment of Closing Costs.

         5.3.1 Closing Costs Borne by Seller. Seller shall bear and Escrow Holder shall discharge on Seller's behalf out of the sums payable to Seller hereunder (a) the portion of the costs associated with the standard coverage premium for the "Owner's Policy" (defined below), (b) the documentary transfer tax and all sales and use taxes required in connection with the transfer of the Property to Buyer, (c) one-half of Escrow Holder's fee, and
(d) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in Los Angeles County, California.

         5.3.2 Closing Costs Borne by Buyer. Buyer shall deposit with Escrow Holder for disbursement by Escrow Holder
(a) one-half of Escrow Holder's fee, (b) all costs and expenses of the Owner's Policy in excess of the premium to be borne by Seller (including, without limitation, any additional premium charged for any extended coverage policy or endorsements required by Buyer and the cost of any survey which may be required by Title Company in connection therewith), (c) the recording fees required in connection with the transfer of the Property to Buyer, and (d) any additional charges customarily charged to buyers in accordance with common escrow practices in Los Angeles County, California.

    5.4  Closing of Escrow.

         5.4.1 Pursuant to Section 6045 of the Internal Revenue and Taxation Code, Escrow Holder shall be designated the "closing agent" hereunder and shall be solely responsible for complying with the tax reform act of 1986 with regard to reporting all settlement information to the Internal Revenue Service.

         5.4.2 Escrow Holder shall hold the Closing on the Closing Date if: (i) it has received in a timely manner all the funds and materials required to be delivered into Escrow by Buyer and Seller; and (ii) it has received assurances satisfactory to it that, effective as of the Closing, the Title Company will issue to Buyer its ALTA extended coverage (Form 1970) title insurance policy in the amount of the Purchase Price, insuring Buyer as the owner of the Property, subject only to the Permitted Exceptions (the "Owner's Policy").

         5.4.3  To Close the Escrow, Escrow Holder shall:

              (a) Cause the Deed to be recorded and thereafter mailed to Buyer, and deliver to Buyer the Owner's Policy, Bill of Sale, Assignment and Assumption Agreement (executed by Seller), Non-Foreign Affidavit to, original Leases, original Contracts, Notice, Seller's Reaffirmation Certificate and all other documents delivered to Escrow Holder pursuant to Sections 5.1.1(h) and (i).

              (b)  Deliver to Seller the Reaffirmation
Certificate, the Assignment and Assumption Agreement (executed by Buyer) and by wire transfer of federal funds, funds in the amount of the Purchase Price, plus or less any net debit or credit to Seller by reason of the prorations and allocations of closing costs provided for in this Agreement, and less the Deposit, to the extent previously released to Seller.

    5.5 Failure to Close; Cancellation. If the Escrow Holder is not in a position to Close the Escrow on the Closing Date, then, subject to Section 5.7 below, this Agreement shall terminate, except that no such termination shall relieve either party of liability for any failure to comply with the terms of this Agreement.

    5.6 LIQUIDATED DAMAGES. BUYER AND SELLER AGREE THAT IN THE EVENT OF A MATERIAL DEFAULT OR BREACH HEREUNDER BY BUYER (INCLUDING, WITHOUT LIMITATION, ANY DEFAULT OR BREACH BY BUYER WHICH RESULTS IN THE FAILURE OF ESCROW TO CLOSE), THE DAMAGES TO SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT THEREFORE THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER, SUCH DAMAGES INCLUDING COSTS OF NEGOTIATING AND DRAFTING OF THIS AGREEMENT, COSTS OF COOPERATING IN SATISFYING CONDITIONS TO CLOSING, COSTS OF SEEKING ANOTHER BUYER UPON BUYER'S DEFAULT, OPPORTUNITY COSTS IN, AND CARRYING COST ASSOCIATED WITH, KEEPING THE PROPERTY OUT OF THE MARKETPLACE, AND OTHER COSTS INCURRED IN CONNECTION HEREWITH. ACCORDINGLY, BUYER AND SELLER AGREE THAT, EXCEPT FOR ANY DAMAGES, COSTS AND EXPENSES INCURRED IN CONNECTION WITH OR RESULTING FROM BUYER'S DEFAULT, OR BREACH OF ITS OBLIGATIONS UNDER SECTIONS 3.5,
4.2 AND 6.16 (WHICH DAMAGES, COSTS AND EXPENSES SHALL SURVIVE ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND ARE NOT LIMITED BY THIS SECTION 5.6), RECEIPT AND RETENTION OF THE DEPOSIT SHALL BE THE SOLE DAMAGES OF SELLER IN THE EVENT OF ANY
BREACH OR DEFAULT BY BUYER HEREUNDER.

Initials of Buyer:                      Initials of Seller:
/s/ VJC                                  /s/ YC

     5.7 Remedies of Purchaser. If Seller fails to comply with its obligations under Section 5.1.1 hereof, then Buyer may pursue such rights it may have against Seller and the Property either at law or in equity including, without limitation, the right to specific performance hereunder.

     5.8 Possession. Subject to the Leases and any amendments thereto or new leases permitted under Section 4.8 above, possession of the Property shall be delivered to Buyer upon Closing.

6.  GENERAL PROVISIONS

     6.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

     6.2 Entire Agreement. This Agreement contains the entire integrated agreement between the parties respecting the subject matter of this Agreement and supersedes all prior and contemporaneous understandings and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Agreement relating to the subject matter of this Agreement which are not fully expressed in this Agreement. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to those terms and they may not be contradicted by evidence of any prior agreement or of any contemporaneous agreement. The parties further intend that this Agreement constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement.

     6.3 Legal Advice; Neutral Interpretation; Headings. Each party has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. Headings used in this Agreement are for convenience of reference only and shall not be used in construing this Agreement.

     6.4 Choice of Law. This Agreement shall be governed by the laws of the State of California.

     6.5 Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     6.6 Waiver of Covenants, Conditions or Remedies. The waiver by one party of the performance of any covenant, condition or promise under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise under this Agreement. The waiver by either or both parties of the time for performing any act under this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provision in this Agreement for any remedy shall not exclude other consistent remedies unless they are expressly excluded.

     6.7 Exhibits. All exhibits to which reference is made in this Agreement are deemed incorporated in this Agreement.

     6.8 Amendment. This Agreement may be amended at any time by the written agreement of Buyer and Seller. All amendments, changes, revisions and discharges of this Agreement, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties hereto.

     6.9 Relationship of Parties. The parties agree that their relationship is that of seller and buyer, and that nothing contained herein shall constitute either party the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other.

     6.10 No Third Party Benefit. This Agreement is intended to benefit only the parties hereto and no other person or entity has or shall acquire any rights hereunder.

     6.11 Time of the Essence. Time shall be of the essence as to all dates and times of performance, whether contained herein or contained in any escrow instructions to be executed pursuant to this Agreement, and all escrow instructions shall contain a provision to this effect.

     6.12 Further Acts. Each party agrees to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement both before and after the Closing.

     6.13 Recordation. Buyer shall not record this Agreement, any memorandum of this Agreement, any assignment of this Agreement or any other document which would cause a cloud on the title to the Property.

     6.14 Assignment. Upon written notice to Seller, Buyer shall be entitled to assign Buyer's rights and delegate its obligations hereunder to a third party, but no such assignment shall release Buyer of any liability hereunder. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties to this Agreement.

     6.15 Attorneys' Fees. In the event of any litigation involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either party under this Agreement, the prevailing party shall be entitled to recover from the other such attorneys' fees and costs as may be reasonably incurred, including the costs of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation. All other attorneys' fees and costs relating to this Agreement and the transactions contemplated hereby shall be borne by the party incurring the same.

     6.16 Brokers. Pursuant to separate agreement, Seller shall pay Grubb & Ellis ("Seller's Broker") for its services as broker in this transaction if, as and when the Closing occurs. Buyer and Seller each represent and warrant to the other that, except as stated in the preceding sentence (a) they have not dealt with any brokers or finders in connection with the purchase and sale of the Property, and (b) insofar as such party knows, no broker or other person is entitled to any commission or finder's fee in connection with the purchase and sale of the Property. Seller and Buyer each agree to indemnify and hold harmless the other against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage fee, commission or finder's fee which is payable or alleged to be payable to any broker or finder because of any agreement, act, omission or statement of the indemnifying party. The provisions of this Section 6.16 shall not be limited in any way by any terms of this Agreement including, but not limited to, Section 5.6 of this Agreement.

     6.17 Manner of Giving Notice. All notices and demands which either party is required or desires to give to the other shall be given in writing by personal delivery, express courier service or by telecopy followed by next day delivery of a hard copy to the address or telecopy number set forth below for the respective party, provided that if any party gives notice of a change of name, address or telecopy number, notices to that party shall thereafter be given as demanded in that notice. All notices and demands so given shall be effective upon receipt by the party to whom notice or a demand is being given.

To Buyer:

          Arden Investment Group
          9100 Wilshire Boulevard, Suite 700
          Beverly Hills, California  90212
          Attn: Ms. Birgitta Troy
          Telephone:  (310) 271-8600
          Telecopy:  (310) 274-6218

With a copy to:

          Christensen, Miller, Fink
          Jacobs, Glaser, Weil & Shapiro, LLP
          2121 Avenue of the Stars, 18th Floor
          Los Angeles, California 90067
          Attn: Peter M. Weil, Esq.
          Telephone: (310) 282-6211
          Telecopy: (310) 556-2920

To Seller:
          Property Asset Management, Inc.
          c/o GMAC Commercial Mortgage Corporation
          550 California Street, Twelfth Floor
          San Francisco, CA 94104
          Attn: Jennifer O?Brien
          Telephone:  (415) 391-6155
          Telecopy:    (415) 391-2949

With a copy to:

          David W. Greenman, Esq.
          Bainbridge Group
          18301 Von Karman Boulevard, Suite 410
          Irvine, California 92612
          Telephone:  (714) 442-6605
          Telecopy:   (714) 442-6609

     6.18 Survival. Only the provisions of Sections 3.5 (Access to Property), 4.1 (Seller's Representations and Warranties),
4.2 (Buyer's Representations and Warranties), 4.3 (Reaffirmation), 4.4 (Hazardous Material Waiver),
4.5 (Condemnation), 4.6 (Damage or Destruction), 4.7 (Indemnity),
5.2 (Prorations), 5.3 (Payment of Closing Costs), 5.6 (LIQUIDATED DAMAGES), 5.7 (Possession) and Article 6 (General Provisions) shall survive the Closing and the consummation of the transactions contemplated by this Agreement or the termination of this Agreement for any reason without the conveyance of the Property to Buyer.

     6.19 Confidentiality. Seller and Buyer agree that it is in both of their best interests to keep this Agreement and all information concerning the Property confidential until Closing. Seller and Buyer each agrees that neither shall take any action nor conduct itself in any fashion that would disclose to third parties unrelated to Buyer's acquisition or intended ownership and operation of the Property, any aspect of the contemplated transaction. After Closing neither party shall make any public announcement of the transaction (unless required by applicable law) that has not been approved in advance and in writing by the other party.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

SELLER:                       PROPERTY ASSET
                              MANAGEMENT, INC.,
                               a Delaware corporation

                              By:/s/ Yon Cho

                              Its: Vice President


BUYER:                                            ARDEN REALTY
                              LIMITED PARTNERSHIP
                               a Maryland limited partnership

                              By: Victor J. Coleman

                              Its: President and COO

                         ESCROW HOLDER:

          The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: ____________________________
Name: _________________________
Title: __________________________
_______________________________
1IRMAIN01 Doc: 49765_1                    NOTES

DOCUMENT CODED FOR "TABLE OF CONTENTS"  -- Levels 1 & 2 only!